American General Finance Corporation

With Maturities of 9 Months or More from Date of Issue

Registration No.		333-136056
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		13
(To Prospectus dated July 26, 2006 and Prospectus Supplement dated November 26, 2007)
The date of this Pricing Supplement is			June 02, 2008
Trade Date:	06/09/08		Issue Date:	06/02/08

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
02639EPL2	5.500%	12/15/2010	MONTHLY	07/15/2008	No	N/A
02639EPM0	6.500%	06/15/2015	MONTHLY	07/15/2008	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Price to Public	Discounts and Commissions	Survivors Option	OID Note	Other Material Terms
02639EPL2	100.000%	0.625%	YES	No	N/A
02639EPM0	100.000%	1.200%	YES	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.

Effective March 3, 2008, Incapital, LLC has replaced LaSalle Financial Services, Inc. as purchasing agent and agent under American General Finance Corporation's IncomeNotes program.  Consequently, all references to "LaSalle Financial Services, Inc." in the above-referenced Prospectus Supplement and Prospectus are amended to read "Incapital, LLC."